EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 50 to the Registration Statement (File Nos. 33-7637 and 811-4775) (the “Registration Statement”) of MFS® Series Trust II (the “Trust”), of my opinion dated March 27, 2006, appearing in Post-Effective Amendment No. 38 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 30, 2006.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Secretary and Assistant Clerk

Boston, Massachusetts
March 27, 2013